UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

iAnthus Capital Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56228	98-1360810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 King Street West Suite 400
Toronto, Ontario		M5H 3S6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 518-9418

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 12, 2026, iAnthus Capital Holdings, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2026. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished in this section of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Revolving Credit Line

On August 12, 2026, the Company obtained a revolving line of credit of up to $2,500,000 (the “Revolving Credit Line”) from affiliates of Gotham Green Partners, LLC (collectively, the “Lender”) for the purpose of pursuing future opportunities in New York or Florida.

The Revolving Credit Line has been made available to the Company pursuant to a credit agreement (the “Credit Agreement”) between the Company and the Lender. The Company may borrow, repay and re-borrow under the Revolving Credit Line during the term of the facility. Outstanding amounts under the Revolving Credit Line will bear simple interest at a rate of 12% per annum. All outstanding principal and accrued and unpaid interest under the Revolving Credit Line are due and payable in full on June 27, 2027 (the “Maturity Date”), or such earlier date as the obligations of the Company under the Revolving Credit Line become due and payable.

The proceeds of the Revolving Credit Line are expected to be used to pursue the Company’s business strategy in New York and Florida, including, without limitation, future opportunities in New York and/or Florida, facility upgrades, operational expenses and general working capital.

Related Party Transaction

Gotham Green Partners, LLC may be considered a “related party” as such term is defined in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Accordingly, the Credit Agreement, including the Revolving Credit Line provided thereunder, may be a “related party transaction” as defined in MI 61-101. Such transaction is exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 pursuant to sections 5.5(a) and 5.7(1)(a) of MI 61-101, as neither the fair market value of subject matter of, nor the fair market value of the consideration for, the transaction, exceeds 25% of the Company’s market capitalization. The Company did not file a material change report 21 days prior to the expected closing of the Credit Agreement as the structure of the transaction had not been confirmed at that time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No. Description

99.1 Press release dated August 12, 2026

104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date:	August 12, 2026	By:	/s/ Richard Proud
Richard Proud Chief Executive Officer